                                                                     EXHIBIT 4.8

================================================================================

                        ASSIGNMENT AND SECURITY AGREEMENT


                            dated as of March 2, 1999


                                      among


                               MAGMA POWER COMPANY
                            SALTON SEA POWER COMPANY
                         FALCON SEABOARD RESOURCES, INC.
                        FALCON SEABOARD POWER CORPORATION
                           FALCON SEABOARD OIL COMPANY
                    CALIFORNIA ENERGY DEVELOPMENT CORPORATION
                               CE TEXAS ENERGY LLC


                                       and


                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION,
                               as Collateral Agent

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1      DEFINED TERMS AND PRINCIPLES OF CONSTRUCTION....................2

ARTICLE 2      GRANT OF SECURITY INTERESTS.....................................2
               Section 2.1   Assignment and Grant of Security Interest.........2
               Section 2.2   Security Interest Absolute........................3
               Section 2.3   Power of Attorney.................................3
               Section 2.4   Assignors' Duties.................................4
               Section 2.5   Effective as a Financing Statement................4

ARTICLE 3      REPRESENTATIONS AND WARRANTIES..................................4
               Section 3.1   Necessary Filings.................................5
               Section 3.2   No Liens..........................................5
               Section 3.3   Other Financing Statements........................5
               Section 3.4   Legal Name; Chief Executive Office................5
               Section 3.5   Status.  .........................................5
               Section 3.6   Power and Authority. .............................6
               Section 3.7   No Violation.  ...................................6
               Section 3.8   Litigation........................................6
               Section 3.9   Governmental Approvals.  .........................7
               Section 3.10  No Default.  .....................................7
               Section 3.11  Licenses, etc.  ..................................7
               Section 3.12  Compliance With Law.  ............................7
               Section 3.13  Tax Returns and Payments..........................7
               Section 3.14  Investment Company Act; Public Utility Holding
                             Company Act.......................................7
               Section 3.15  Representations and Warranties in Relevant
                             Documents.........................................8
               Section 3.16  Environmental Matters.............................8
               Section 3.17  ERISA.............................................8
               Section 3.18  Insurance.........................................8

ARTICLE 4      COVENANTS.......................................................9
               Section 4.1   No Other Liens....................................9
               Section 4.2   Chief Executive Office............................9
               Section 4.3   Supplements; Further Assurances, etc..............9

               Section 4.4   Financing Statements.............................10
               Section 4.5   Deposit of Available Cash Flow...................10
               Section 4.6   Information Covenants............................10
               Section 4.7   Books, Records and Inspections.  ................10
               Section 4.8   Taxes............................................11
               Section 4.9   Maintenance of Existence.........................11
               Section 4.10  Compliance with Laws; Governmental Approvals.....11
               Section 4.11  Performance of Obligations.  ....................12
               Section 4.12  Maintenance of Title.............................12
               Section 4.13  Project Companies................................12
               Section 4.14  Indebtedness.....................................13
               Section 4.15  Liens............................................14
               Section 4.16  Restriction on Fundamental Changes...............14
               Section 4.17  Sale of Interest in Project Company..............15
               Section 4.18  Restricted Payments..............................15
               Section 4.19  Transactions with Affiliates.....................15
               Section 4.20  Modifications; Additional Contracts..............15
               Section 4.21  Changes in Business..............................16
               Section 4.22  Investments......................................16
               Section 4.23  Guarantee Obligations............................16
               Section 4.24  SECI Holdings Stock..............................16
               Section 4.25  Project Company Distributions....................17
               Section 4.26  Turnover of Available Cash Flow..................17

ARTICLE 5      REMEDIES UPON OCCURRENCE OF AN EVENT OF
               DEFAULT........................................................17
               Section 5.1   Remedies Generally...............................17
               Section 5.2   Sale of Cash Flow Collateral.....................17
               Section 5.3   Purchase of Cash Flow Collateral.................18
               Section 5.4   Application of Proceeds..........................18
               Section 5.5   Expenses.........................................18

ARTICLE 6      MISCELLANEOUS..................................................19
               Section 6.1   Notices..........................................19
               Section 6.2   Continuing Security Interest.....................19
               Section 6.3   Release..........................................19
               Section 6.4   Reinstatement....................................19
               Section 6.5   Independent Security.............................20
               Section 6.6   Amendments.......................................20

               Section 6.7   Successors and Assigns...........................20
               Section 6.8   Third Party Beneficiaries........................20
               Section 6.9   Survival.........................................21
               Section 6.10  No Waiver; Remedies Cumulative...................21
               Section 6.11  Counterparts.....................................21
               Section 6.12  Headings Descriptive.............................21
               Section 6.13  Severability.....................................21
               Section 6.14  Governing Law; Submission to Jurisdiction and
                             Venue; Waiver of Jury Trial......................22
               Section 6.15  Entire Agreement.................................23
               Section 6.16  Independent Obligations..........................23
               Section 6.17  Waiver of Defenses...............................23
               Section 6.18  Subrogation, Etc.................................23
               Section 6.19  Joint and Several Liability......................24

Exhibit A-1:    Form of Pledge and Security Agreement
Exhibit A-2:    Form of Opinion of Counsel
Schedule 3.1:   Financing Statements
Schedule 3.4:   Chief Executive Offices
Schedule 3.19:  Environmental Matters
Schedule 4.14:  Project Company Indebtedness and Liens
Schedule 4.15:  Indebtedness
Schedule 4.16:  Liens

                                                                     EXHIBIT 4.8

                        ASSIGNMENT AND SECURITY AGREEMENT

         This ASSIGNMENT AND SECURITY AGREEMENT (this "Agreement"), dated as of March 2, 1999, is entered into by MAGMA POWER COMPANY, a Nevada corporation, SALTON SEA POWER COMPANY, a Nevada corporation, FALCON SEABOARD RESOURCES, INC., a Texas corporation, FALCON SEABOARD POWER CORPORATION, a Texas corporation, FALCON SEABOARD OIL COMPANY, a Texas corporation, CALIFORNIA ENERGY DEVELOPMENT CORPORATION, a Delaware corporation, and CE TEXAS ENERGY LLC, a Delaware limited liability company (each individually an "Assignor" and collectively the "Assignors"), in favor of CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent for the Secured Parties (as defined in the Indenture referred to below) under the Collateral Agency and Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement"), among CE Generation, LLC ("CE Generation"), the Assignors, the Collateral Agent and the other Secured Parties.

                              W I T N E S S E T H:

         WHEREAS, CE Generation is issuing $400,000,000 in principal amount of its 7.416% Senior Secured Bonds Due December 15, 2018 (the "Initial Securities") pursuant to the Indenture, dated as of the date hereof (the "Indenture"), between CE Generation and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee");

         WHEREAS, CE Generation owns, directly or indirectly, one hundred percent (100%) of the outstanding capital stock of each of the Assignors;

         WHEREAS, the Assignors own equity interests in various Project Companies (as defined in the Indenture) and, accordingly, have the right to receive Available Cash Flow (as defined in the Indenture) from such Project Companies;

         WHEREAS, the Available Cash Flow received by the Assignors will be used to pay principal of, premium (if any) and interest on the Securities;

         WHEREAS, it is a condition precedent to the issuance of the Securities under the Indenture that the Assignors execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                  DEFINED TERMS AND PRINCIPLES OF CONSTRUCTION

         (a) Unless otherwise defined herein, all capitalized terms used herein but not defined herein shall have the meanings set forth in the Indenture.

         (b) Commercial terms used but not otherwise defined herein shall have the meanings specified for such terms in the Uniform Commercial Code as in effect from time to time in the State of New York.

                                    ARTICLE 2
                           GRANT OF SECURITY INTERESTS

    Section 2.1 Assignment and Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Secured Obligations, whether now existing or hereafter arising and howsoever evidenced, each Assignor hereby assigns, transfers and grants to the Collateral Agent and hereby creates in favor of the Collateral Agent, for the benefit of the Secured Parties, a continuing Lien on and security interest of first priority (subject to Permitted Assignor Liens and Permitted Project Company Liens) in all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired (collectively, the "Cash Flow Collateral"):

         (i)  all of such Assignor's Available Cash Flow; and

         (ii) any and all substitutions and replacements for the foregoing and all products and Proceeds thereof.

         (b) The security interest granted to the Collateral Agent pursuant to this Agreement extends to all Cash Flow Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement, whether such Cash Flow Collateral is in transit or in such Assignor's, the Collateral Agent's, any Secured Party's or any other Person's constructive, actual or exclusive occupancy or possession.

         (c) Notwithstanding the foregoing, monies distributed from the Distribution Suspense Account in accordance with the requirements of the Depositary Agreement shall be released from the security interests created hereunder and shall not constitute Cash Flow Collateral.

    Section 2.2 Security Interest Absolute. All rights of the Collateral Agent and all security interests created hereunder shall be absolute and unconditional irrespective of any circumstance or occurrence whatsoever, including, without limitation:

              (i) any lack of validity or enforceability of all or any part of the Secured Obligations or of any security therefor or of any of the Financing Documents or any other agreement or instrument relating thereto (other than against the Collateral Agent);

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from or exercise or non-exercise of any right under any of the Financing Documents or any other agreement or instrument relating thereto;

              (iii) any exchange, release or non-perfection of any other collateral for, or any release or amendment or waiver of or consent to any departure from any guaranty for, all or any of the Secured Obligations; or

              (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Assignor.

    Section 2.3 Power of Attorney. (a) Each Assignor hereby appoints the Collateral Agent, on behalf of the Secured Parties, or any Person, officer or agent whom the Collateral Agent may designate, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of such Assignor and in the name of such Assignor or in its own name, at such Assignor's cost and expense, from time to time in the Collateral Agent's reasonable discretion to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as the Collateral Agent may reasonably deem necessary or advisable to impose, perfect or continue the perfection of the Liens created by such Assignor hereby and to take any and all action to execute any and all instruments which may be necessary to accomplish the purposes of this Agreement.

         (b) Each Assignor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted hereunder. Each Assignor hereby acknowledges and agrees that in acting pursuant to this power-of-attorney the Collateral Agent shall be acting in its own interest and on behalf of the Secured Parties, and each Assignor acknowledges and agrees that the Collateral Agent and the Secured Parties shall have no fiduciary duties to such Assignor and such Assignor hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

    Section 2.4 Assignors' Duties. Anything herein contained to the contrary notwithstanding, the Collateral Agent shall not have any obligations or liabilities under or with respect to any Cash Flow Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Cash Flow Collateral.

    Section 2.5 Effective as a Financing Statement. This Agreement shall also be effective as a Financing Statement covering any Cash Flow Collateral and may be filed in any appropriate filing or recording office. A carbon, photographic, facsimile or other reproduction of this Agreement or of any Financing Statement relating to this Agreement shall be sufficient as a Financing Statement for any of the purposes referred to in the preceding sentence.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         Each Assignor represents and warrants, as of the date of this Agreement and the Closing Date, as follows, which representations and warranties shall survive execution and delivery of this Agreement and the making and repayment of the Secured Obligations:

    Section 3.1 Necessary Filings. Upon the filing of the Financing Statements in the form attached as Schedule 3.1 hereto in the jurisdictions noted on such Financing Statements, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted to the Collateral Agent hereby in respect of the Cash Flow Collateral owned by such

Assignor have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to such Cash Flow Collateral constitutes a valid and enforceable perfected security interest therein superior and prior to the rights of all other Persons therein and, in each case, subject to no other Liens, sales, assignments, conveyances, settings over or transfers (except that such Cash Flow Collateral may be subject to Permitted Assignor Liens and Permitted Project Company Liens).

    Section 3.2 No Liens. Such Assignor is the owner of all of its right, title and interest in the Cash Flow Collateral assigned by it hereunder free from any Lien or other right, title or interest of any Person (other than Permitted Assignor Liens).

    Section 3.3 Other Financing Statements. There is no Financing Statement (or similar statement or instrument of registration under the applicable law of any jurisdiction) executed by such Assignor, or, to the knowledge of such Assignor after due inquiry, by any other Person covering or purporting to cover any interest of any kind in the Cash Flow Collateral assigned by such Assignor hereunder (other than Permitted Assignor Liens), except Financing Statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor.

    Section 3.4 Legal Name; Chief Executive Office. Such Assignor's legal name is set forth on Schedule 3.4 hereto. The chief executive office of such Assignor and the office where such Assignor keeps its records concerning the Cash Flow Collateral assigned by such Assignor hereunder is located at the address set forth opposite such Assignor's name on Schedule 3.4 hereto.

    Section 3.5 Status. Such Assignor (i) is a duly organized and validly existing corporation or limited liability company, as the case may be, in good standing under the applicable laws of the jurisdiction of its incorporation or formation, as the case may be, (ii) has the corporate or other power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

    Section 3.6 Power and Authority. Such Assignor has the corporate or other power and authority to execute, deliver and carry out the terms and provisions of each of the Financing Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of such Financing Documents. Such Assignor has duly executed and delivered each such Financing Document, and each such Financing Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms. except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Applicable Laws relating to or affecting creditors' rights generally and by general equitable principles.

    Section 3.7 No Violation. Neither the execution, delivery or performance by such Assignor of the Financing Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the transactions contemplated thereby, (i) will contravene any applicable provision of any Applicable Law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Assignor Liens) upon any of the property or assets of such Assignor pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which such Assignor is a party or by which it or any of its property or assets is bound or to which it may be subject, or
(iii) will violate any provision of the certificate of incorporation or the bylaws, or the certificate of formation or the operating agreement, as the case may be, of such Assignor, except in the case of clauses (i) and (ii) any contravention, conflict, breach, default, Lien or violation which could not reasonably be expected to result in a Material Adverse Effect.

    Section 3.8 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of such Assignor, threatened, against such Assignor (a) with respect to any of the Financing Documents to which such Assignor is a party or the transactions contemplated thereby or otherwise related to such Assignor's Available Cash Flow, or (b) that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    Section 3.9 Governmental Approvals. Other than the filings, registrations and recordings described in Section 3.1, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by such Assignor of any Financing Document to which it is party or the consummation of any of the transactions contemplated thereby,
(ii) the legality, validity, binding effect or enforceability of any such Financing Document with respect to such Assignor, (iii) the pledge by such Assignor of the Cash Flow Collateral owned by such Assignor, or (iv) the exercise by the Collateral Agent of the rights provided for in this Agreement or of the remedies in respect of such Cash Flow Collateral pursuant to this Agreement, in each case other than those the absence of which could not reasonably be expected to result in a Material Adverse Effect.

    Section 3.10 No Default. Such Assignor is not in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which could reasonably be expected to result in a Material Adverse Effect.

    Section 3.11 Licenses, etc. Such Assignor has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of its business as presently conducted, except where the failure to so obtain the foregoing could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    Section 3.12 Compliance With Law. Such Assignor is in compliance with all Applicable Laws, rules, regulations, orders, judgments, writs and decrees, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

    Section 3.13 Tax Returns and Payments. Such Assignor has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent or those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

    Section 3.14 Investment Company Act; Public Utility Holding Company Act. Such Assignor is not (x) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money (other than usury laws).

    Section 3.15 Representations and Warranties in Relevant Documents. All representations and warranties made by such Assignor in such Assignor's Transaction Documents (other than the Financing Documents) and, to such Assignor's knowledge, all representations and warranties made by each other Person in such Transaction Documents, are true and correct in all material respects. None of such representations and warranties are inconsistent in any material respect with the representations and warranties of such Assignor made herein or in any other Financing Document.

    Section 3.16 Environmental Matters. Except as set forth in Schedule 3.19, neither such Assignor nor, to the knowledge of such Assignor, such Assignor's Project Company, (i) is in violation of any Applicable Law, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, "environmental laws"), (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is subject to any claim relating to environmental laws, which violation, contamination, liability or claim could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

    Section 3.17 ERISA. Such Assignor is not a "party in interest" or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended) with respect to any "employee benefit plan" (within the meaning of Section 3(3) of ERISA), except with respect to the "employee benefit plans" (within the meaning of Section 3(3) of ERISA) of its Affiliates.

    Section 3.18 Insurance. Such Assignor and, to such Assignor's knowledge, such Assignor's Project Company have obtained and maintains in full force and effect all insurance coverages required to be maintained by such Assignor or Project Company, as the case may be, under the applicable Project Documents or pursuant to applicable law.

                                    ARTICLE 4
                                    COVENANTS

    Each Assignor hereby covenants and agrees from and after the date of this Agreement until the indefeasible payment in full in cash or Cash Equivalents of the Secured Obligations and the termination of this Agreement in accordance with the provisions of Section 6.3:

    Section 4.1 No Other Liens. Such Assignor shall not create, incur or permit to exist, shall defend the Cash Flow Collateral owned by it against and shall take such other action as is necessary to remove, any Lien or claim on or to such Cash Flow Collateral (other than Permitted Assignor Liens), and shall defend the right, title and interest of the Collateral Agent in and to any of such Cash Flow Collateral against the claims and demands of all Persons whomsoever.

    Section 4.2 Chief Executive Office. Such Assignor shall not establish a new location for its chief executive office or change its name until (i) it has given to the Collateral Agent not less than thirty (30) days prior written notice of its intention so to do, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Cash Flow Collateral owned by such Assignor intended to be granted hereby at all times fully perfected and in full force and effect.

    Section 4.3 Supplements; Further Assurances, etc. Such Assignor shall at any time and from time to time, at the expense of such Assignor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Cash Flow Collateral owned by such Assignor.

    Section 4.4 Financing Statements. Such Assignor shall sign and deliver to the Collateral Agent and the other Secured Parties such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction), in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the reasonable opinion of the Collateral Agent to establish and maintain the security interests contemplated hereunder as valid, enforceable, first priority security interests (subject to Permitted Assignor Liens) as provided herein and the other rights and security contemplated herein, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other applicable law. Such Assignor shall pay any applicable filing fees and related expenses. Such Assignor authorizes the Collateral Agent to file any such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction) without the signature of such Assignor.

    Section 4.5 Deposit of Available Cash Flow. Such Assignor shall irrevocably direct, subject to Applicable Law, that all of its Available Cash Flow be deposited directly into the Revenue Account pursuant to Section 3.1(a)(i) of the Depositary Agreement or the Redemption Account pursuant to Section 3.5(a) of the Depositary Agreement, as the case may be.

    Section 4.6 Information Covenants. (a) Such Assignor shall furnish to the Collateral Agent, the Trustee and each Rating Agency, promptly and in any event within fifteen (15) days after an Authorized Officer of such Assignor obtains knowledge thereof, notice of (i) any material litigation or regulatory events with respect to such Assignor's Project(s) and (ii) any default or event of default under the Project Documents or Project Financing Documents for such Assignor's Project Company(ies), except in each such case with respect to any Project that is not a Significant Project.

         (b) Such Assignor shall furnish to CE Generation all information regarding such Assignor, its Project Company(ies) and its Project(s) which is necessary to enable CE Generation to satisfy its information provision obligations under the Indenture.

    Section 4.7 Books, Records and Inspections. (a) Such Assignor shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities, including, without limitation, records of the Cash Flow Collateral owned by such Assignor.

         (b) Such Assignor shall permit officers and designated representatives of the Trustee, the Collateral Agent and the Depositary Bank to visit and inspect any of the properties of such Assignor, to examine and make copies of the books of record and accounts of such Assignor and to discuss the affairs, finances and accounts of such Assignor with, and be advised as to the same by, its officers, all at such reasonable times during normal business hours and intervals and to such reasonable extent as the Trustee, the Collateral Agent and the Depositary Bank may request.

    Section 4.8 Taxes. Such Assignor shall pay or cause to be paid all taxes, charges and assessments and all other lawful claims required to be paid by such Assignor, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP.

    Section 4.9 Maintenance of Existence. (a) Such Assignor shall at all times preserve and maintain in full force and effect (i) except as permitted under
Section 4.16, its existence as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and (ii) its qualification to do business in each other jurisdiction in which the character of properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary, except, in the case of clause (ii), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         (b) Such Assignor shall maintain and renew all of the powers, rights, privileges and franchises necessary for the transaction of its business as conducted or proposed to be conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

    Section 4.10 Compliance with Laws; Governmental Approvals. (a) Such Assignor shall comply with all Applicable Laws and Governmental Approvals applicable to it, and all other acts, rules, regulations, permits, orders and requirements of any legislative, executive, administrative or judicial body relating to the operation of such Assignor's business or the performance by such Assignor of its obligations under the Financing Documents to which it is a party, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         (b) Such Assignor shall obtain in a timely manner and maintain in full force and effect (or where appropriate, renew) all Governmental Approvals required at any time or advisable (i) in connection with the operation of such Assignor's business and (ii) to execute and deliver the Financing Documents to which it is a party and to perform its obligations thereunder, unless in each case the failure to so obtain or maintain such Governmental Approvals could not reasonably be expected to result in a Material Adverse Effect.

    Section 4.11 Performance of Obligations. (a) Such Assignor shall perform all of its obligations under the terms of (i) each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which it or any of its properties is bound or to which it is a party, if the failure to so perform, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (ii) the certificate of incorporation (including certificates of designation) and the bylaws, or the certificate of formation and the operating agreement, as the case may be, of such Assignor.

         (b) Such Assignor shall take all reasonable and necessary actions to prevent the termination or cancellation as against such Assignor of any Financing Document to which it is a party, except where the result of such termination or cancellation could not reasonably be expected to result in a Material Adverse Effect.

    Section 4.12 Maintenance of Title. Except as permitted under Section 4.17, such Assignor shall preserve and maintain good and valid title to its properties and assets (subject to no Liens other than Permitted Assignor Liens), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

    Section 4.13 Project Companies. Such Assignor shall cause each of its Project Companies: (a) to perform all of its covenants under its Project Documents and Project Financing Documents, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; (b) not to amend, terminate or otherwise modify any of its Project Documents or Project Financing Documents, except (i) any Permitted Power Contract Buy-Out or (ii) if such amendment, termination or other modification could not reasonably be expected to result in a Material Adverse Effect; (c) to maintain (i) the Qualifying Facility status of its Project or (ii) maintain its status as an Exempt Wholesale Generator and its Project's status as an Eligible Facility, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; (d) not to enter into any additional Project Documents or Project Financing Documents, except where doing so could not reasonably be expected to result in a Material Adverse Effect; (e) not to create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than (i) if the Rating Agencies confirm in writing that the incurrence of such Indebtedness (and the creation of any Liens securing such Indebtedness) will not result in a Ratings Downgrade, (ii) Indebtedness existing on the Closing Date, or (iii) except with respect to Magma and FSRI and so long as no Default or Event of Default has occurred and is continuing, Indebtedness in an aggregate amount not to exceed, together with the aggregate of all Indebtedness outstanding under this clause
(iii), Section 4.13(a)(iii) and Section 4.14(b)(iii), $15,000,000 (clauses (i),
(ii) and (iii) collectively, "Permitted Project Company Indebtedness"); and (f) not to create, incur, assume or suffer to exist, directly or indirectly, any Lien on or with respect to any of its property now owned or hereafter acquired, other than (i) Liens to secure Indebtedness incurred in accordance with clause
(e) immediately above, (ii) Liens existing on the Closing Date, (iii) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP, or (iv) Liens incidental to the conduct of such Project Company's business which are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than vendor's Liens for accounts payable in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of such Project Company's business (clauses (i), (ii), (iii) and (iv), collectively, "Permitted Project Company Liens").

    Section 4.14 Indebtedness. (a) Such Assignor shall not create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than (i) the Secured Obligations,
(ii) Indebtedness existing on the Closing Date, (iii) Indebtedness owed to CE Generation or (iv) except with respect to Magma and FSRI and so long as no Default or Event of Default has occurred and is continuing, Indebtedness owed to an Affiliate of CE Generation which owns, directly or indirectly, a majority of the ownership interests in such Assignor, in an amount not to exceed, together with the aggregate of all Indebtedness outstanding under this clause (iii),
Section 4.13(e)(iii) and Section 4.14(b)(iii), $15,000,000 (clauses (i), (ii) and (iii) collectively, "Permitted Assignor Indebtedness").

         (b) Such Assignor shall not permit any of its Intermediate Holding Companies, Project Holding Companies or other Subsidiaries (other than its Project Companies) to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than (i) if the Rating Agencies confirm in writing that the incurrence of such Indebtedness (and the creation of any Liens securing such Indebtedness) will not result in a Ratings Downgrade, (ii) Indebtedness existing on the Closing Date, or (iii) except with respect to Magma and FSRI and so long as no Default or Event of Default has occurred and is continuing, Indebtedness in an aggregate amount not to exceed, together with the aggregate of all Indebtedness outstanding under this clause (iii), Section 4.13(e)(iii) and Section

4.14(a)(iii), $15,000,000 (clauses (i), (ii) and (iii) collectively, "Permitted Holding Company Indebtedness").

    Section 4.15 Liens. Such Assignor shall not create, incur, assume or suffer to exist, directly or indirectly, any Lien on or with respect to any of its property now owned or hereafter acquired, other than the following Liens (such Liens, "Permitted Assignor Liens"):

         (a) Liens existing on the Closing Date;

         (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

         (c) Liens incidental to the conduct of such Assignor's business which are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than vendor's Liens for accounts payable in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of such Assignor's business; and

         (d) Liens granted to the Collateral Agent pursuant to the Security Documents securing the Secured Obligations.

    Section 4.16 Restriction on Fundamental Changes.ERROR! BOOKMARK NOT DEFINED. Such Assignor shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or discontinue its business, unless (i) such Assignor is the surviving or continuing company or the surviving or continuing company is a company formed under the laws of the United States, one of the States thereof or the District of Columbia or Canada and assumes Assignor's obligations under the Financing Documents, (ii) immediately before and after such transaction, no Event of Default shall have occurred and be continuing and (iii) the Rating Agencies confirm in writing that such transaction will not result in a Ratings Downgrade.

    Section 4.17 Sale of Interest in Project Company. Such Assignor shall not sell, transfer or convey any portion of its equity interest in its Project Company, other than, so long as no Event of Default has occurred and is continuing, (a) any such sale for fair market value the proceeds of which are in the form of cash or cash equiva-lents and are used to redeem all or a portion of the Securities in accordance with Section 3.2.1(d) of the Indenture, if required, or (b) a Permitted Transfer.

    Section 4.18 Restricted Payments. Such Assignor shall not make any Restricted Payments, except that such Assignor may (a) deposit its Available Cash Flow into the Revenue Account in accordance with Section 3.1(a)(i) of the Depositary Agreement or into the Redemption Account in accordance with Section 3.5(a) of the Depositary Agreement, as the case may be, and (b) make Restricted Payments from monies distributed from the Distribution Suspense Account in accordance with Section 3.4 of the Depositary Agreement.

    Section 4.19 Transactions with Affiliates. Other than pursuant to contractual arrangements existing as of the Closing Date, such Assignor shall not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, other than on terms and conditions substantially as favorable to such Assignor as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate, except that such Assignor may perform its obligations and engage in transactions permitted by the Transaction Documents.

    Section 4.20 Modifications; Additional Contracts. (a) Such Assignor shall not amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any material contracts to which it is a party or by which it or any of its properties is bound, including without limitation, the certificate of incorporation, bylaws or other organizational documents of such Assignor, if such amendment, modification or waiver could reasonably be expected to result in a Material Adverse Effect.

         (b) Such Assignor shall not assign any of its rights or obligations under any Financing Document to which it is a party or enter into any additional contract, agreement or undertaking if the transactions contemplated by such assignment or additional contract, agreement or undertaking could reasonably be expected to result in a Material Adverse Effect.

    Section 4.21 Changes in Business. Such Assignor shall not engage in any activities other than (a) the ownership of a direct or an interest in its respective Project Company(ies) and activities incidental thereto, (b) with respect to Magma, (i) its ownership of its existing assets and the ownership of real property rights and assets in Imperial County, California and activities related thereto, and (ii) its performance of its obligations under the Project Documents to which it is a party, (c) the activities contemplated by the Indenture and the other Financing Documents and activities incidental thereto and (d) other activities which could not reasonably be expected to result in a Material Adverse Effect and which the Rating Agencies confirm in writing will not result in a Ratings Downgrade.

    Section 4.22 Investments. Such Assignor shall not form or have any subsidiaries, make investments, loans or advances or acquire the stock, obligations or securities of any Person, other than (a) Permitted Investments,
(b) investments, loans or advances made with monies which do not constitute Collateral and (c) subsidiaries the formation of which the Rating Agencies confirm in writing will not result in a Ratings Downgrade, in each case in accordance with Section 4.21.

    Section 4.23 Guarantee Obligations. Such Assignor shall not contingently or otherwise be or become liable, directly or indirectly, in connection with any Guarantee Obligation, except for guarantees of Permitted Subsidiary Indebtedness which is not incurred by an Affiliate of such Assignor (other than a wholly-owned Subsidiary of such Assignor).

    Section 4.24 SECI Holdings Stock. FSPC shall (i) on the date on which the Liens on the capital stock of SECI Holdings created pursuant to the FSPC Term Loan Stock Pledge Agreement, dated September 30, 1994, between FSPC and General Electric Capital Corporation, are released, pledge all of the capital stock of SECI Holdings to the Collateral Agent for the benefit of the Secured Parties pursuant to a pledge and security agreement substantially in the form of Exhibit A, and (ii) promptly take all other actions necessary or desirable in the reasonable opinion of the Collateral Agent to establish and maintain the Collateral Agent's security interest in all of the capital stock of SECI Holdings as a valid, enforceable, first priority security interest (subject to Permitted Assignor Liens).

    Section 4.25 Project Company Distributions. Such Assignor shall use its reasonable best efforts to cause each of its Project Companies, and each of its Subsidiaries which owns an interest in any of such Project Companies, in each case subject to the legal and fiduciary responsibilities of the boards of directors and other governing bodies of such Project Companies and Subsidiaries in respect of the declaration and payment of dividends and distributions, to declare and pay dividends to such Assignor with all Available Cash Flow then available for distribution in accordance with the organizational documents of the Project Companies; provided, however, that the foregoing shall not apply with respect to the declaration or payment of dividends or distributions related to any Project that is not a Significant Project.

    Section 4.26 Turnover of Available Cash Flow. Such Assignor shall hold all Available Cash Flow received by it in trust for the Secured Parties and immediately deliver such Available Cash Flow to the Depositary Bank for application in accordance with the Depositary Agreement.

                                    ARTICLE 5
                 REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

    Section 5.1 Remedies Generally. If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code in effect from time to time in any relevant jurisdiction and all other rights and remedies available at law or in equity.

    Section 5.2 Sale of Cash Flow Collateral. Without limiting the generality of
Section 5.1, upon the occurrence and during the continuance of an Event of Default and subject to the Intercreditor Agreement, the Collateral Agent may in its sole discretion, without notice except as specified below, sell the Cash Flow Collateral or any part thereof at public or private sale or at the Collateral Agent's Office or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may reasonably deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Cash Flow Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Assignor, and each Assignor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent agrees to provide at least ten (10) days' notice to each Assignor of the time and place of any public sale or the time after which any private sale is to be made and each Assignor agrees that such ten (10) days' notice shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Cash Flow Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent shall incur no liability as a result of the sale of the Cash Flow Collateral, or any part thereof, at any public or private sale. Each Assignor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Cash Flow Collateral may have been sold at such a private sale, if commercially reasonable, was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Cash Flow Collateral to more than one offeree.

    Section 5.3 Purchase of Cash Flow Collateral. Any purchaser of all or any part of the Cash Flow Collateral shall, upon any such purchase, acquire good title to the Cash Flow Collateral so purchased, free of the security interests created by this Agreement.

    Section 5.4 Application of Proceeds. The Collateral Agent shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Cash Flow Collateral in accordance with the relevant provisions of the Intercreditor Agreement. For avoidance of doubt, it is understood that CE Generation shall remain liable to the extent of any deficiency between the amount of proceeds of the Cash Flow Collateral and the aggregated amount of the Secured Obligations.

    Section 5.5 Expenses. The Assignors shall upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, and any transfer taxes, in each case payable upon sale of the Cash Flow Collateral, which the Collateral Agent may incur in connection with (a) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Cash Flow Collateral pursuant to the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (b) the failure by the Assignors to perform or observe any of the provisions hereof, together with interest thereon from the date of demand at the rate per annum equal to the Default Rate. Any amount payable by the Assignors pursuant to this Section 5.5 shall be payable on demand and shall constitute Secured Obligations secured hereby.

                                    ARTICLE 6
                                  MISCELLANEOUS

    Section 6.1 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto shall be deemed to have been duly given when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified below its signature hereto or to such other address as may be designated by any party in a written notice to the other parties hereto.

    Section 6.2 Continuing Security Interest. This Agreement shall create a continuing Lien on the Cash Flow Collateral until the release thereof pursuant to Section 6.3.

    Section 6.3 Release. Upon the indefeasible payment or other satisfaction in full in cash or Cash Equivalents of all of the Secured Obligations, the Collateral Agent, upon the request, and at the expense, of the Assignors, shall execute and deliver all such documentation necessary to release the Liens created pursuant to this Agreement.

    Section 6.4 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any other Secured Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Collateral Agent or such Secured Party, as the case may be, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the any of the Assignors or CE Generation or upon the appointment of any intervenor or conservator of, or trustee or similar official for, any of the Assignors or CE Generation or any substantial part of any of the Assignors' or CE Generation's assets, or upon the entry of an order by any court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

    Section 6.5 Independent Security. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Secured Parties may at any time hold for any of the Secured Obligations hereby secured, whether or not under the Security Documents. The execution of any other Security Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. The Assignors hereby waive their rights to plead or claim in any court that the execution of any other Security Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Collateral Agent shall be at liberty to accept further security from the Assignors or from any third party and/or release such security without notifying the Assignors and without affecting in any way the obligations of the Assignors under the Security Documents or the other Financing Documents. The Collateral Agent shall determine if any security conferred upon the Secured Parties under the Security Documents shall be enforced by the Collateral Agent, as well as the sequence of securities to be so enforced. Notwithstanding any of the foregoing, this Agreement is subject to the Intercreditor Agreement.

    Section 6.6 Amendments. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Assignors therefrom, shall in any event be effective without the prior written consent of the Collateral Agent and, except as provided in the Depositary Agreement, none of the Cash Flow Collateral shall be released without the written consent of the Collateral Agent. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    Section 6.7 Successors and Assigns. This Agreement shall be binding upon the Assignors and their respective successors and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns. The Assignors may not assign or otherwise transfer any of their rights or obligations under this Agreement without the written consent of the Collateral Agent.

    Section 6.8 Third Party Beneficiaries. The agreements of the parties hereto are intended to benefit the Secured Parties and their respective successors and assigns.

    Section 6.9 Survival. All agreements, statements, representations and warranties made by the Assignors herein or in any certificate or other instrument delivered by the Assignors or on their behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and the Secured Parties and shall survive the execution and delivery of this Agreement and the other Financing Documents until termination thereof or the indefeasible payment in full in cash or Cash Equivalents of all of the Secured Obligations regardless of any investigation made by the Collateral Agent or the Secured Parties, or made on their behalf.

    Section 6.10 No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between the Assignors and the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

    Section 6.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

    Section 6.12 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

    Section 6.13 Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

    Section 6.14 Governing Law; Submission to Jurisdiction and Venue; Waiver of Jury Trial. (a) THIS AGREEMENT IS A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         (b) Any legal action or proceeding against the Assignors with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each Assignor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Assignor agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon such Assignor and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Each Assignor hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive and accept for and on its behalf service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, such Assignor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent. Each Assignor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Assignor at its address referred to in Section 6.1, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Assignor in any other jurisdiction.

         (c) Each Assignor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Financing Document brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (d) WITH REGARD TO THIS AGREEMENT, THE ASSIGNORS AND THE COLLATERAL AGENT HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY.

    Section 6.15 Entire Agreement. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

    Section 6.16 Independent Obligations. The Assignors' obligations under this Agreement are independent of those of CE Generation. The Collateral Agent may bring a separate action against the Assignors without first proceeding against CE

Generation or any other Person or any other security held by the Collateral Agent and without pursuing any other remedy.

    Section 6.17 Waiver of Defenses. The Assignors hereby waive: (a) any defense of a statute of limitations; (b) any defense based on the legal disability of CE Generation or any discharge or limitation of the liability of CE Generation to the Collateral Agent or the Secured Parties, whether consensual or arising by operation of law; (c) presentment, demand, protest and notice of any kind (other than as expressly provided by the Financing Documents); and (d) any defense based upon or arising out of any defense which CE Generation may have to the payment or performance of any part of the Secured Obligations.

    Section 6.18 Subrogation, Etc. Notwithstanding any payment or payments made by the Assignors or the exercise by the Collateral Agent of any of the remedies provided under this Agreement or any other Financing Document, until the Secured Obligations have been indefeasibly paid in full in cash or Cash Equivalents, the Assignors shall have no claim (as defined in 11 U.S.C. ss. 101(5)) of subrogation to any of the rights of the Collateral Agent against CE Generation, the Cash Flow Collateral or any guaranty held by the Collateral Agent for the satisfaction of any of the Secured Obligations, nor shall the Assignors have any claims (as defined in 11 U.S.C. ss. 101(5)) for reimbursement, indemnity, exoneration or contribution from CE Generation in respect of payments made by the Assignors hereunder. Notwithstanding the foregoing, if any amount shall be paid to the Assignors on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights at any time, such amount shall be held by the Assignors in trust for the Collateral Agent segregated from other funds of the Assignors, and shall be turned over to the Collateral Agent in the exact form received by the Assignors (duly endorsed by the Assignors to the Collateral Agent if required) to be applied against the Secured Obligations in such amounts and in such order as the Collateral Agent may elect.

    Section 6.19 Joint and Several Liability. Except for the obligations of each Assignor with respect to its Cash Flow Collateral, which shall be several only, the obligations of the Assignors under this Agreement shall be joint and several.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Security Agreement as of the day and year first above written.

                                       MAGMA POWER COMPANY


                                       Name: /s/ Steven A. McArthur
                                             ---------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President

                                       Address for Notices:
                                       --------------------
                                       302 South 36th Street
                                       Suite 400-W
                                       Omaha, Nebraska 68131


                                       SALTON SEA POWER COMPANY


                                       Name: /s/ Steven A. McArthur
                                             ---------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President

                                       Address for Notices:
                                       --------------------
                                       302 South 36th Street
                                       Suite 400-C
                                       Omaha, Nebraska 68131


                                       FALCON SEABOARD RESOURCES, INC.


                                       Name: /s/ Steven A. McArthur
                                             ---------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President

                                       Address for Notices:
                                       --------------------
                                       302 South 36th Street



Signature Page to Assignor Security Agreement

                                       Suite 400
                                       Omaha, Nebraska 68131


                                       FALCON SEABOARD POWER CORPORATION


                                       Name: /s/ Steven A. McArthur
                                             ---------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President

                                       Address for Notices:
                                       --------------------
                                       302 South 36th Street
                                       Suite 400
                                       Omaha, Nebraska 68131


                                       FALCON SEABOARD OIL COMPANY


                                       Name: /s/ Steven A. McArthur
                                             ---------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President

                                       Address for Notices:
                                       --------------------
                                       302 South 36th Street
                                       Suite 400
                                       Omaha, Nebraska 68131


                                       CALIFORNIA ENERGY DEVELOPMENT CORPORATION


                                       Name: /s/ Steven A. McArthur
                                             ---------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President



Signature Page to Assignor Security Agreement

                                       Address for Notices:
                                       --------------------
                                       302 South 36th Street
                                       Suite 400
                                       Omaha, Nebraska 68131


                                       CE TEXAS ENERGY LLC


                                       Name: /s/ Steven A. McArthur
                                             ---------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President

                                       Address for Notices:
                                       --------------------
                                       302 South 36th Street
                                       Suite 400
                                       Omaha, Nebraska 68131


                                       CHASE MANHATTAN BANK AND TRUST COMPANY,
                                       NATIONAL ASSOCIATION
                                          as Collateral Agent


                                       By: /s/ Rose T. Maravilla
                                           ------------------------------------
                                           Name:  R.T. Maravilla
                                           Title: Assistant Vice President

                                       Address for Notices:
                                       --------------------
                                       101 California Street, #2725
                                       San Francisco, California 94111



Signature Page to Assignor Security Agreement

                                                                    Schedule 3.1

                              FINANCING STATEMENTS


Copies on file with Latham & Watkins.

                                                                    Schedule 3.4

                             CHIEF EXECUTIVE OFFICES

        Legal Name of Assignor              Chief Executive Office
        ----------------------              ----------------------

        Magma Power Company                 302 South 36th Street
                                            Suite 400-W
                                            Omaha, Nebraska 68131

        Salton Sea Power Company            302 South 36th Street
                                            Suite 400-C
                                            Omaha, Nebraska 68131

        Falcon Seaboard Resources, Inc.     302 South 36th Street
                                            Suite 400
                                            Omaha, Nebraska 68131

        Falcon Seaboard Power
        Corporation                         302 South 36th Street
                                            Suite 400
                                            Omaha, Nebraska 68131

        Falcon Seaboard Oil Company         302 South 36th Street
                                            Suite 400
                                            Omaha, Nebraska 68131

        California Energy Development
        Corporation                         302 South 36th Street
                                            Suite 400
                                            Omaha, Nebraska 68131

        CE Texas Energy LLC                 302 South 36th Street
                                            Suite 400
                                            Omaha, Nebraska 68131

                                                                   Schedule 3.19

                              ENVIRONMENTAL MATTERS

None.

                                                                       Exhibit A

                      FORM OF PLEDGE AND SECURITY AGREEMENT




Copy on file with Latham & Watkins.